                                                                     EXHIBIT 4.3


                THE SECURITIES REPRESENTED BY THIS CERTIFICATE
                 HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
                ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE
                SECURITIES LAW AND MAY NOT BE TRANSFERRED EXCEPT
                   (i) PURSUANT TO AN EFFECTIVE REGISTRATION
                   STATEMENT UNDER THE ACT OR (ii) UPON FIRST
                FURNISHING TO THE COMPANY AN OPINION OF COUNSEL
                SATISFACTORY TO IT THAT SUCH TRANSFER IS NOT IN
                   VIOLATION OF THE REGISTRATION REQUIREMENTS
                    OF THE ACT OR ANY STATE SECURITIES LAW.

                            MELVILLE BIOLOGICS, INC.


                        WARRANT TO PURCHASE COMMON STOCK

          This certifies that, for value received, the Trustees of Columbia University in the City of New York (the "Holder") is entitled to subscribe for and purchase up to 10,000 shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Common Stock of MELVILLE BIOLOGICS, INC., a Delaware corporation (the "Company"), at the Warrant Price (as defined in Section 2 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

          As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, $.01 par value per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

          1.   Term of Warrant.  The purchase right represented by this Warrant
               ---------------
to Purchase Common Stock (this "Warrant") is exercisable, in whole or in part, at any time during the period beginning the date hereof and ending on the termination date of the Lease dated June 21, 1996 between the Holder and the Company (the "Lease").

          2.   Warrant Price.  The initial exercise price of this Warrant is
               -------------
$1.00 per share, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof (the "Warrant Price").

          3.   Method of Exercise; Payment; Issuance of New Warrant.  Subject to
               ----------------------------------------------------
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly
                                                             ---------
executed) at the principal office of the Company and by the payment to the Company, by check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof within 15 days thereafter and, unless this Warrant has been fully exercised or expired, a new warrant representing the portion of shares, if any, with respect to which this Warrant shall not then have been exercised or converted, shall also be issued to the holder hereof within such 15-day period.

          4.   Stock Fully Paid: Reservation of Shares.  All Common Stock which
               ---------------------------------------
may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the complete exercise of the rights represented by this Warrant.

          5.   Adjustments.
               -----------

               (a) Stock Dividends and Stock Splits.  If, at any time after the
                   --------------------------------
date hereof and before the termination date of the Lease, (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock outstanding shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be appropriately increased so that the holder thereafter will be entitled to receive the number of shares of Common Stock that the holder would have owned immediately following such action had this warrant been fully exercised immediately prior thereto, and the Warrant Price will be appropriately adjusted.

               (b) Combination of Stock. If, at any time after the date hereof
                   --------------------
and before the termination date of the Lease, the number of shares of Common Stock outstanding shall have been decreased by a reverse stock split or other combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be appropriately decreased so that the Holder thereafter will be entitled to receive the number of Shares of Common Stock that the Holder would have owned immediately following such action had such Warrant been fully exercised immediately prior thereto, and the Warrant Price will be appropriately adjusted.

               (c) Reorganization, etc.  If any capital reorganization of the
                   -------------------
Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (including any individual, partnership, joint venture, corporation, trust or group thereof) shall be effected in such a way that, following consummation of such transaction, the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, upon exercise of this Warrant in accordance with Section 3 hereof, the holder shall have the right to receive the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that the holder would have been entitled to receive upon exercise of this Warrant pursuant to Section 3 hereof had such Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.

               (d) Rights Offering.  If the Company, at any time after the date
                   ---------------
hereof and before the termination date of the Lease, shall issue or sell or fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) that, together with the value of any consideration paid for any such right, options, warrants or convertible or exchangeable securities (as determined in good faith by the Board of Directors of the Company) is less than the fair market value of a share of Common Stock as of the date of such issuance or sale or on such a record date; then, immediately after the date of such issuance or sale or on such record date, the holder shall have the right to receive, upon the same terms as the holders of Common Stock, the kind and amount of rights, options, warrants or convertible or exchangeable securities receivable in such offering by a holder of the number of shares of Common Stock that the holder would have been entitled to receive upon exercise of this Warrant pursuant to Section 3 hereof had such Warrant been exercised immediately before such issuance or the record date for such issuance.

               (e) Special Dividend.  If (other than in dissolution or
                   ----------------
liquidation), securities of the Company (other than shares of Common Stock or securities issued pursuant to a shareholder rights or similar plan) or assets (other than cash dividends) are issued by way of a dividend on outstanding shares of Common Stock, then the Warrant Price shall be adjusted so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior to the close of business on the record date for the determination of the stockholders entitled to receive such dividend by a fraction, the numerator of which shall be the last sale price of the Common Stock on such record date or if not publicly traded, the fair market value of the Common Stock (as determined in good faith by the Board of Directors of the Company) less the then fair market value as determined by the Board of Directors of the Company) of the portion of the securities or assets distributed applicable to one share of Common Stock, and the denominator of which shall be such last sale price or, if not publicly traded, the fair market value of the Common Stock (as determined in good faith by the Board of Directors of the Company). Such adjustment shall become effective immediately prior to the opening of business on the day following such record date.

               (f) Limitations.  Anything in this Section 5 to the contrary
                   -----------
notwithstanding, no adjustment in the Warrant Price in accordance with the provisions of 5(a), 5(b), 5(c), 5(d), or 5(e), hereof need be made if such adjustment would amount to a change in such Warrant Price of less than $0.01; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this Section 5(f) shall be carried forward and taken into account at the time of any subsequent adjustment in the Warrant Price.

               (g) Readjustments.  If an adjustment is made under Section 5(a),
                   -------------
5(b), 5(c), 5(d) or 5(e), and the event to which the adjust relates does not occur, then and adjustments in the Warrant Price or the number of shares of Common Stock issuable upon the exercise of this Warrant that were made in accordance with such sections shall be adjusted back to the Warrant Price and the number of Warrant Shares that were in effect immediately prior to the date of or record date for such event.

               (h) Notice of Adjustment Under this Warrant.  Upon any adjustment
                   ---------------------------------------
of the Warrant Price or the number of shares of Common Stock issuable upon exercise of this Warrant, then, and in each such case, the Company shall give written notice thereof, in the form of an officer's certificate, to the holder thereof, which notice shall state the Warrant Price resulting from such adjustment and/or the increase or decrease in the number of shares of Common Stock purchasable hereunder at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. However, failure to give such notice, or any defect therein, shall not affect the legality or validity of the subject adjustment.

          6.   Fractional Shares.  No fractional shares of Common Stock will be
               -----------------
issued in connection with any exercise hereunder, but, in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the fair market value of a share of Common Stock as of the date of exercise.

          7.   Compliance with the Act.  The holder of this Warrant, by
               -----------------------
acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment, for such holder's own account and not with a view toward distribution hereof or thereof, and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof unless this Warrant has been registered under the Act and applicable state securities laws or (i) such registration is not required and (ii) an opinion of counsel satisfactory to the Company is furnished to the Company to that effect.

          8.   Transfer and Exchange of Warrant.
               --------------------------------

               (a) Transfer.  This Warrant may be transferred or succeeded to
                   --------
by any person. Each transferee shall give the Company written notice, at the time of such a transfer, stating the name and address of the transferee and identifying the securities with respect to which the rights hereunder are being assigned.

               (b) Exchange.  Subject to compliance with the terms hereof, this
                   --------
Warrant and all rights hereunder are transferable, in whole or in part, at the office of the Company by the holder hereof or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable; provided, that the last holder of this Warrant as registered on the books of the Company may be treated by the Company and all persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant or to transfer hereof on the books of the Company, any notice to the contrary notwithstanding, unless and until such holder seeks to transfer registered ownership of this Warrant on the books of the Company and such transfer is effected.

          9.   Registration Rights.
               -------------------

               (a) Certain Definitions.  As used in this Section 9 and elsewhere
                   -------------------
in this Warrant, the following terms shall have the following respective meanings:

                   "Commission" means the Securities and Exchange Commission,
                    ----------
or any other Federal agency at the time administering the Act.

                   "Exchange Act" means the Securities Exchange Act of 1934, as
                    ------------
amended, or any similar United States statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                   "Registration Statements" means a registration statement
                    -----------------------
filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement; covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                   "Registration Expenses" means the expenses described in
                    ---------------------
Section 9(c).

                   "Registrable Shares" means the Shares and any other shares
                    ------------------
of Common Stock issued because of stock splits, stock dividends, reclassification, recapitalizations, or similar events.

              (b)  Incidental Registration.
                   -----------------------

                   i) Whenever the Company proposes to file a Registration Statement, prior to such filing it shall give written notice to the Holder of its intention to do so, and upon the written request of the Holder given within 30 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall cause all Registrable Shares which the Company has been requested to register to be registered under the Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Holder.

                  ii) In connection with any offering under this Section 9 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriter(s) selected by it. Moreover, if, in the opinion of the managing underwriter, the registration of all of the Registrable Shares which the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect.

              (c) Registration Expenses.  The Company shall pay the Registration
                  ---------------------
Expenses for any registration of Shares effected hereunder. For purposes hereof, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 9, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, out-of-pocket expenses of the Company and the underwriter(s), state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions and fees of counsel for the Holder.

              (d) Indemnification.  In the event of any registration of any of
                  ---------------
the Registrable Shares under the Act pursuant to this Warrant, then, to the extent permitted by law, the Company shall indemnify and hold harmless the Holder and each other person, if any, who controls the Holder, within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Holder or such controlling person may become subject under the Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse the Holder or such controlling person for reasonable legal or any other expenses incurred by the Holder or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                                   --------  -------
Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of the Holder or such controlling person specifically for use in the preparation thereof.

          In the event of any registration of any of the Registrable Shares under the Act pursuant to this Warrant, then to the extent permitted by law, the Holder shall indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Act of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriters or controlling person may become subject under the Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made solely in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Holder, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; and the Holder shall reimburse the Company for reasonable legal or other expenses incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

          No indemnification shall be provided pursuant to this subsection in the event that any error in a preliminary prospectus of the Company is subsequently corrected in the final prospectus of the Company for a particular offering, and such final prospectus is delivered to all purchasers in the offering prior to the date of purchase of the securities.

          Each party entitled to indemnification under this Section 9(d) (the

"Indemnified Party") shall give notice to the party required to provide
------------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying
                                --------
Party, who shall conduct the defense of such claim of litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to
                --------  -------
give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9(d). The Indemnified Party may participate in such defense at such party's expense; provided, however. that the Indemnifying
                                      --------  -------
Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to accrual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceedings. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, and no Indemnified Party shall consent to entry of any judgment, or settle such claim or litigation without the prior written consent of the Indemnifying Party.

              (e) Information Regarding the Holder.  In connection with the
                  --------------------------------
inclusion of Registrable Shares in any registration, the Holder shall furnish to the Company such information regarding the Holder and any distribution proposed by the Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 9.

               (f) Rule 144 Requirements.  With a view to making available to
                   ---------------------
the Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit the Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

                   i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act (at any time after it has become subject to the reporting requirements of the Exchange Act);

                  ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                 iii) furnish to the Holder, upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the closing of the first sale of securities by the Company pursuant to a Registration Statement), and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

          10.  Miscellaneous.
               -------------

               (a) No Rights as Shareholder.  No holder of this Warrant, as
                   ------------------------
such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose; nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or changes of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription right or otherwise until this Warrant shall have been exercised or converted and the shares purchasable upon the exercise hereof shall have been deliverable, as provided herein.

               (b) Replacement.  On receipt of evidence reasonably satisfactory
                   -----------
to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant a new warrant of like tenor.

               (c) Notice.  Any notice given to either party under this Warrant
                   ------
shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of (i) delivery thereof by hand delivery, by courier, or by standard form of telecommunication, and (ii) three (3) business days after the mailing hereof if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the holder at its address set forth in the Company's books and records or at such other address as the holder may have provided to the Company in writing.

                (d) No Impairment.  The Company will not, by amendment of its
                    -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Warrant.

                (e) Governing Law.  This Warrant shall be governed by and
                    -------------
construed under the laws of the State of Delaware.

          IN WITNESS WHEREOF, this Warrant is executed as of this 21 day of June, 1996.

                                    MELVILLE BIOLOGICS, INC.

                                    By: /s/ Joanne Leonard
                                        -------------------------------
                                        Title: Vice President, CFO

                              NOTICE OF EXERCISE

TO:  MELVILLE BIOLOGICS, INC.

     1. The undersigned hereby elects to purchase _________ shares of Common Stock of MELVILLE BIOLOGICS, INC. pursuant to the terms of the attached Warrant, and tenders herewith cash payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares of Common Stock, in the name of the undersigned or in such other name as is specified below:


                        ---------------------------------
                                  (Name)

                        ---------------------------------

                        ---------------------------------
                                  (Address)



                                              ---------------------------------
                                              Signature


                                      10